Exhibit 99.1

Quidel Contact:	Media and Investors Contact:
Quidel Corporation	Quidel Corporation
Randy Steward	Ruben Argueta
Chief Financial Officer	858.646.8023
858.552.7931	rargueta@quidel.com

QUIDEL ANNOUNCES PRELIMINARY REVENUE FOR FIRST QUARTER 2021
Establishes distribution partnership agreement with McKesson to increase access to
At-Home COVID-19 testing

SAN DIEGO--(BUSINESS WIRE)—Apr 22, 2021-- Quidel Corporation (NASDAQ: QDEL) (“Quidel”), a provider of rapid diagnostic testing solutions, cellular-based virology assays and molecular diagnostic systems, announced today preliminary results for the first quarter of 2021.

The Company expects revenues in the first quarter of 2021 to be in the range of $374 million to $376 million, up approximately 114% from $174.7 million in the prior year quarter. In the quarter, Quidel shipped nearly 15 million SARS tests, which compares favorably to the performance of our industry colleagues. COVID-19 revenues for the first quarter of 2021 are expected to be over $280 million, compared with $1.0 million for the first quarter of 2020. The first quarter of 2021 was marked by the lack of a respiratory season, resulting in lower sales of influenza and other respiratory disease products. Influenza revenues for the first quarter of 2021 are expected to be $5 million, compared with $79.6 million in the first quarter of 2020. Additionally, gross margins are expected to be approximately 80% for the period, with earnings growth over the prior year quarter in excess of 300%.

Douglas Bryant, president and chief executive officer of Quidel Corporation, said: “Over the past year, we have transformed our business through innovative new product introductions and strong operational execution. By all measures, the first quarter of 2021 reflected demand-side and manufacturing strength as we more than doubled our revenues year-over-year, with even greater growth in gross profit and net income. Still, as the COVID-19 pandemic response evolved, the operating environment was fluid, making it difficult to predict testing demand with certainty. In combination with the COVID-19 volatility, there was no circulating influenza in the community, and as a result, revenues came in well below our previous expectations.”

Mr. Bryant added: “While the COVID-19 scenario continues to evolve, we believe Quidel remains incredibly well-positioned given our robust portfolio and recent regulatory indications for serial asymptomatic screening with both our QuickVue® OTC and Sofia® rapid antigen tests. There are three macro trends that we are tracking and expect to be material to both market demand and revenues going forward.

“First, there is ongoing demand for testing symptomatic patients, which we believe is likely to persist at least through the first half of 2022. Therefore, for this type of testing, the underlying run rate is somewhat predictable and is trending upward as COVID-19 cases in the U.S. have risen more than 22 percent since March.

“Second, customer inquiries and market research suggest strong demand for at-home testing through pharmacies, employers and schools. In fact, today we announced a new distribution partnership agreement with McKesson in the retail space to increase access to At-Home COVID-19 testing and expect to be entering into direct partnerships with a number of major national retailers, several state school programs, and a major global employer group.

“Third, global demand for asymptomatic SARS testing appears to be larger than what the IVD industry can support at this time. For Quidel, while we are early in the transition to on-site and at-home testing for asymptomatic and pre-symptomatic individuals, the demand for QuickVue SARS antigen tests appears to be well above what we can supply, at least until our new plant in Carlsbad is up and running,” continued Mr. Bryant.

Mr. Bryant concluded: “While we will not be providing an updated financial outlook for the full year 2021, given the volatility in the market and the impact on our results, we do look forward to discussing the important revenue growth drivers we have in front of us in more detail during our scheduled first quarter 2021 earnings call on May 6, 2021.”

These preliminary results are based on management’s initial analysis of operations for the quarter ended March 31, 2021. The company expects to issue full financial results for the fiscal first quarter 2021 on May 6, 2021.

About Quidel Corporation
Quidel Corporation (Nasdaq: QDEL) is a leading manufacturer of diagnostic solutions at the point of care delivering a continuum of rapid testing technologies that further improve the quality of health care throughout the globe. An innovator for over 40 years in the medical device industry, Quidel pioneered the first FDA-cleared point-of-care test for influenza in 1999 and was the first to market a rapid SARS-CoV-2 antigen test in the U.S. Under trusted brand names Sofia®, Solana®, Lyra®, Triage® and QuickVue®, Quidel’s comprehensive product portfolio includes tests for a wide range of infectious diseases, cardiac and autoimmune biomarkers, as well as a host of products to detect COVID-19. With products made in America, Quidel’s mission is to provide patients with immediate and frequent access to highly accurate, affordable testing for the good of our families, our communities, and the world. For more information about Quidel, visit quidel.com.

View our story told by our people at www.quidel.com/ourstory

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. Differences in actual results and performance may arise as a result of a number of factors including, without limitation: the impact and duration of the COVID-19 global pandemic; competition from other providers of diagnostic products; our ability to accurately forecast demand for our products and products in development, including in new market segments; our ability to develop new technologies, products and markets and to commercialize new products; our reliance on sales of our COVID-19 and influenza diagnostic tests; our reliance on a limited number of key distributors; quantity of our product in our distributors’ inventory or distribution channels; changes in the buying patterns of our distributors; the financial soundness of our customers and suppliers; lower than anticipated market penetration of our products; third-party reimbursement policies and potential cost constraints; our ability to meet demand for our products; interruptions, delays or shortages in the supply of raw materials, components and other products and services; failures in our information technology and storage systems; our exposure to data corruption, cyber-based attacks, security breaches and privacy violations; international risks, including but not limited to, economic, political and regulatory risks; continuing worldwide political and social uncertainty; our development, acquisition and protection of proprietary technology rights; intellectual property risks, including but not limited to, infringement litigation; the loss of Emergency Use Authorizations for our COVID-19 products and failures or delays in receipt of reviews or regulatory approvals, clearances or authorizations for new products or related to currently-marketed products by the U.S. Food and Drug Administration (the “FDA”) or other regulatory authorities or loss of any previously received regulatory approvals, clearances or authorizations or other adverse actions by regulatory authorities; our contracts with government entities involve future funding, compliance and possible sanctions risks; product defects; changes in government policies and regulations and compliance risks related thereto; our ability to manage our growth strategy and successfully identify, acquire and integrate potential acquisition targets or technologies and our ability to obtain financing; our acquisition of Alere’s Triage® business presents certain risks to our business and operations; the level of our deferred payment obligations; our exposure to claims and litigation that could result in significant expenses and could ultimately result in an unfavorable outcome for us, including the ongoing litigation between us and Beckman Coulter, Inc.; we may need to raise additional funds to finance our future capital or operating needs; our debt, deferred and contingent payment obligations; competition for and loss of management and key personnel; business risks not covered by insurance; changes in tax rates and exposure to additional tax liabilities or assessments; and provisions in our charter documents and Delaware law that might delay or impede stockholder actions with respect to business combinations or similar transactions. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” and similar words, although some forward-looking statements are expressed differently. The risks described in reports and registration statements that we file with the Securities and Exchange Commission from time to time, should be carefully considered, including those discussed in Item 1A, “Risk Factors” and elsewhere in our Annual Report on Form 10 K for the year ended December 31, 2020 and in our subsequent Quarterly Reports on Form 10 Q. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. Except as required by law, we undertake no obligation to publicly release any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise.